EXHIBIT 4.149

AMENDMENT NO. 13

TO SERIES 2000-1 SUPPLEMENT

Dated as of March 17, 2006

This AMENDMENT NO. 13 TO SERIES 2000-1 SUPPLEMENT, dated as of March 17, 2006 (this “Amendment”) is among Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”), Credit Suisse, New York Branch, as the Series 2000-1 Letter of Credit Provider (“Credit Suisse”), The Bank of Nova Scotia, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“Scotia”), ABN AMRO Bank N.V. in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“ABN”), JPMorgan Chase Bank, National Association, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“JPMorgan”) and Dresdner Bank AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“Dresdner”), BNP Paribas, New York Branch, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“BNP Paribas”), Mizuho Corporate Bank, Ltd., in its capacity as Managing Agent (“Mizuho”), Working Capital Management Co., LP, as a Series 2000-1 Noteholder (“WCMC” Scotia, ABN, JPMorgan, Dresdner, BNP Paribas and WCMC are collectively referred to herein as the “Series 2000-1 Noteholders”).

RECITALS:

A.       RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to the Base Indenture dated as of December 23, 1997 (the “Base Indenture”).

B.       RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001; by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002; by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002; by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002; by that certain Amendment No. 5 to Series 2000-1 Supplement, dated as of August 15, 2002; by that certain Amendment No. 6 to Series 2000-1 Supplement, dated as of December 12, 2002; by that certain Amendment No. 7 to Series 2000-1 Supplement, dated as of March 18, 2003; by that certain Amendment No. 8 to Series 2000-1 Supplement, dated as of December 10, 2003; by that certain Amendment No. 9 to Series 2000-1 Supplement, dated as of March 24, 2004; by that certain Amendment No. 10 to Series 2000-1 Supplement, dated as of May 5, 2004; by that certain Amendment No. 11 to Series 2000-1 Supplement, dated as of March 22, 2005; and by that certain Amendment No. 12 to Series 2000-1 Supplement, dated as of February 1, 2006 (the “Supplement”).

C.	The parties hereto wish to amend the Supplement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

2.            Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree, effective as of the Amendment Effective Date (as such term is defined in that certain Amendment No. 10 to Note Purchase Agreement, dated as of the date hereof, among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent) as follows:

a.        The definition of “Aggregate Asset Amount” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Aggregate Asset Amount” means, with respect to the Series 2000-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group II Vehicles as of such date with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Group II Rights Value, plus (iii) all amounts receivable, as of such date, due to RCFC or Dollar from Eligible Manufacturers (other than any Eligible Manufacturers that are IR Manufacturers) under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers (other than any Eligible Manufacturers that are IR Manufacturers) as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group II Vehicles at any time owned, financed or refinanced by RCFC or with respect to amounts otherwise transferred to RCFC and pledged to the Master Collateral Agent, plus (iv) all amounts (without double counting amounts specified in clause (iii) above) receivable, as of such date, by RCFC or Dollar from any Person in connection with the Auction, sale or other disposition of Group II Vehicles, plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (without double amounts specified in clauses (iii) and (iv) above) payable as of such date in respect of the Group II Vehicles, plus (vi) cash and Permitted Investments on deposit as of such date in the Collection Account constituting Group II Collateral (less any portion thereof allocated to the Retained Interest), plus (vii) cash and Permitted Investments as of such date constituting Group II Collateral and cash and Permitted Investments as of such date in the Master Collateral Account constituting Group II Master Collateral.

b.        The definition of “Committed Purchasers” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Committed Purchasers” means, collectively, ABN, BNS, Deutsche Bank, Dresdner, JPMorgan, BNP Paribas and WCMC, as each such term is defined in the definition of “Ownership Group,” and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

c.        The definition of “Conduit Purchasers” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Conduit Purchasers” means, collectively, Liberty Street Funding Corp., Beethoven Funding Corporation, Amsterdam Funding Corporation, Park Avenue Receivables Company, LLC, Starbird Funding Corporation and Working Capital Management Co., LP and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers.

d.        The definition of “Managing Agents” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Managing Agents” means, collectively, ABN, BNS, Dresdner, JPMorgan, BNP Paribas and Mizuho, as each such term is defined in the definition of “Ownership Group,” and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

e.        The definition of “Ownership Group” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Ownership Group” means each of the following groups of Note Purchasers:

(i)           The Bank of Nova Scotia (“BNS”), Deutsche Bank AG, acting through its New York Branch (“Deutsche Bank”), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS’s Affiliates (the “BNS Ownership Group”).

(ii)          Dresdner Bank AG (“Dresdner”), Beethoven Funding Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner’s Affiliates (the “Dresdner Ownership Group”).

(iii)        ABN AMRO Bank N.V. (“ABN”), Amsterdam Funding Corporation, and any other Conduit Purchaser administered by ABN or any of ABN’s Affiliates (the “ABN Ownership Group”).

(iv)         JPMorgan Chase Bank, National Association (“JPMorgan”), Park Avenue Receivables Company, LLC, and any other Conduit Purchaser administered by JPMorgan or any of JPMorgan’s Affiliates (the “JPMorgan Ownership Group”).

(v)          BNP Paribas, New York Branch (“BNP Paribas”), Starbird Funding Corporation, and any other Conduit Purchaser administered by BNP Paribas or any of BNP Paribas’s Affiliates (the “BNP Paribas Ownership Group”).

(vi)         Working Capital Management Co., LP, and any other Conduit Purchaser administered by Mizuho Corporate Bank, Ltd. (“Mizuho”) or any of Mizuho’s Affiliates (the “Mizuho Ownership Group”).

(vii)       Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an “Additional Ownership Group”).

By way of example and for avoidance of doubt, each of the BNS Ownership Group, the Dresdner Ownership Group, the ABN Ownership Group, the JPMorgan Ownership Group, the BNP Paribas Ownership Group, the Mizuho Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

f.         The definition of “Maximum Non-Program Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Maximum Non-Program Percentage” means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to confirmation by the Managing Agents, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, 50%, subject to the Eligible Manufacturer limitations in the definition of “Maximum Manufacturer Percentage.”

g.        Article 2(b) of the Supplement is hereby amended by inserting the following new definitions in the appropriate alphabetical position:

“IG Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date has a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A” from Standard & Poor’s; provided, that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition.

“ IR Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date does not have a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A” from Standard & Poor’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was an IG Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “A3” or “A”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded such Manufacturer for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

h.        Section 4A.1 of the Supplement is hereby amended by deleting the amount “$525,000,000” and substituting in replacement thereof the amount “$425,000,000”.

i.         The Supplement is hereby amended by amending Schedule 2 referenced in the definition of “Maximum Manufacturer Percentage” in Article 2(b). The Schedule 2 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 2.

3.            Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.            Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement provided that, as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

5.            Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.            Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.            Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RCFC

RENTAL CAR FINANCE CORP.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

TRUSTEE

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

SERVICERS

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC.

By: ___________________________

Pamela S. Peck

Treasurer

SERIES 2000-1 LETTER OF CREDIT PROVIDER

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

MANAGING AGENTS AND SERIES 2000-1 NOTEHOLDERS

ABN AMRO BANK N.V.

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

THE BANK OF NOVA SCOTIA

By: ___________________________

Name:

Title:

DRESDNER BANK AG

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

JPMORGAN CHASE BANK,

NATIONAL ASSOCIATION

By: ___________________________

Name:

Title:

BNP PARIBAS, NEW YORK BRANCH

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

MIZUHO CORPORATE BANK, LTD., as a Managing Agent

By: ___________________________

Name:

Title:

WORKING CAPITAL MANAGEMENT CO., LP, as a Series 2000-1 Noteholder

By: ___________________________

Name:

Title:

EXHIBIT A

SCHEDULE 2

Schedule of Maximum Manufacturer Percentages of Group II Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*
DaimlerChrysler	100%	50%
Ford	100%	50%
Toyota	100%	50%
General Motors	100%	50%
Honda	0%	50%
Nissan	0%	50%
Volkswagen	0%	50%
Mazda	0%	Up to 25% (4)
Subaru	0%	Up to 15% (1) (2) (4)
Suzuki	0%	Up to 15% (1) (2) (4)
Mitsubishi	0%	Up to 15% (1) (2) (4)
Isuzu	0%	Up to 15% (1) (2) (4)
Kia	0%	Up to 5% (2) (3) (4)
Hyundai	0%	Up to 8% (2) (3) (4)

_____________________

(1)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia or Hyundai shall not exceed 25% in the aggregate.

(3)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 10% in the aggregate.
(4)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia and Hyundai shall not exceed 40% in the aggregate.

*	As a percentage of Group II Collateral